EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of North Valley Bancorp on Form S-4 of our report dated January 27, 1999, appearing in the Annual Report on Form 10-K of North Valley Bancorp for the year ended December 31, 1998 and to the references to us under the headings "Selected Financial Data" and "Experts" in the joint proxy statement/prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
---------------------------------
    DELOITTE & TOUCHE LLP


San Francisco, California
December 21, 1999